UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2011

Bering Exploration, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-50541	88-0507007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

710 N. Post Oak Road, Suite 410, Houston, TX		77024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(713) 780-0806

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

1.
On February 28, 2011, a wholly owned subsidiary of Bering Exploration, Inc., a Nevada corporation, (“the Company”), Bering Exploration, Inc., a Texas corporation, (“Bering Texas”) issued convertible promissory notes (“the Convertible Notes”) with a principal value of $500,000.00.  The proceeds are restricted for the acquisition of oil and gas properties and may not be used to fund the general and administrative costs of the Company.  The Convertible Notes bear interest at 12% compounded monthly and are due and payable on February 28, 2012.  The Convertible Notes are collateralized by a security interest in the Bering Texas’ common stock held by the Company.  Under the terms of the Convertible Note, the note holders may convert all, or a portion, of the Convertible Notes and related accrued interest into the Company’s common stock at $0.50 per share.  This conversion rate is subject to a number of adjustments detailed in the Convertible Notes.

2.
On February 25, 2011 and March 2, 2011, the Company received the proceeds from a series of unsecured notes payable (“the Unsecured Notes”) in the amount of $103,108 and $80,000, respectively, for a total of $183,108.  The Unsecured Notes bear interest at 10% and are due December 31, 2011.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are to be filed as part of this 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT

10.1	Form of Convertible Note Agreements dated February 28, 2011
10.2	Form of Notes Payable dated February 25, 2011 and March 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bering Exploration, Inc.

March 3, 2011	By:	/s/ Steven M. Plumb
Steven M. Plumb
Chief Financial Officer